Exhibit 99.2

June 19, 2017

Notice to Participants:

American Realty Capital Healthcare Trust III, Inc. (the “Company”) hereby notifies you, as a participant in the Company’s distribution reinvestment plan (the “DRIP”), that, pursuant to the terms of the DRIP and in connection with the transaction announced by the Company by the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2017, the Company has indefinitely suspended the DRIP, effective immediately. As a result, all distributions will be paid to you in cash and no DRIP shares will be issued.